DISTRIBUTION AGREEMENT

SCHEDULE A

AMENDED AS OF MAY 16, 2017

Fund	Effective Date	Initial Period End

NuShares Enhanced Yield U.S. Aggregate Bond ETF	August 2, 2016	August 1, 2018

NuShares Short-Term REIT ETF	December 5, 2016	August 1, 2018

NuShares ESG Large-Cap Growth ETF	December 7, 2016	August 1, 2018

NuShares ESG Large-Cap Value ETF	December 7, 2016	August 1, 2018

NuShares ESG Mid-Cap Growth ETF	December 7, 2016	August 1, 2018

NuShares ESG Mid-Cap Value ETF	December 7, 2016	August 1, 2018

NuShares ESG Small-Cap ETF	December 7, 2016	August 1, 2018

NuShares Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF	March 14, 2017	August 1, 2018

NuShares ESG Emerging Markets Equity ETF	May 16, 2017	August 1, 2018

NuShares ESG International Developed Markets Equity ETF	May 16, 2017	August 1, 2018

[SIGNATURE PAGE FOLLOWS]

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 Signed: May 16, 2017

NUSHARES ETF TRUST, a Massachusetts business trust By: /s/ Christopher M. Rohrbacher Title: Vice President and Secretary	NUVEEN SECURITIES, LLC, a Delaware limited liability company By: /s/ Gifford R. Zimmerman Title: Managing Director

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